Exhibit 10.37

ARCHIPELAGO HOLDINGS, L.L.C.
SHARE OPTION AWARD AGREEMENT

THIS AWARD AGREEMENT, made this            day of                   , 200     (the “Grant Date”), by and between Archipelago Holdings, L.L.C., a Delaware limited liability company (the “Company”), and                                (the “Employee”) pursuant to the Archipelago Holdings, L.L.C. 200   Long-Term Incentive Plan (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Plan and determined that it is in the interest of the Company to enter into this Award Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.             Grant of Option.  The Company hereby grants to the Employee pursuant to the Plan the right and option (an “Option”) to purchase, subject to the vesting and exercise provisions of Section 4, all or any part of an aggregate of                        shares (the “Option Shares”) of the Company’s Class    Shares (“Shares”) at a purchase price per Share of                       (the “Option Exercise Price”).  If an executed copy of this Award Agreement is not returned to the Company by                   , 200    , the grant of Options hereunder shall be null and void, unless the Company determines, in its sole discretion, that any delay was for good cause.

2.             Additional Documents. Definitions.  The Plan, which is incorporated in this Award Agreement by reference and made a part hereof, shall govern all aspects of this Award Agreement except as otherwise specifically stated herein.  For purposes of this Award Agreement all terms not defined in this Award Agreement or in Annex A attached hereto shall have the respective meanings specified under the Plan.

3.             Term of Option.  Subject to earlier termination as provided in Section 5, the Option shall expire and cease to be exercisable on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).

4.             Vesting and Exercisability.  Except as otherwise provided herein, the Option shall vest in equal installments on each of                               ; provided, however, that neither this Option nor any portion thereof may be exercised prior to the earlier of (x) the Company’s Initial Public Offering and (y) the fifth anniversary of                              (the “Exercise Event”).

5.             Termination of Employment.

(a)           Upon the Employee’s Termination of Employment for Cause, the Option (whether vested or unvested) shall terminate immediately and no longer be exercisable.

(b)           Upon the Employee’s Termination of Employment for any reason other than death, Disability or dismissal for Cause, the Employee may exercise the Option on the following terms and conditions:  (i) exercise may be made only to the extent that the Option vested prior to the Employee’s Termination of Employment and to the extent that the Employee was otherwise entitled to exercise the Option on the date of the Employee’s Termination of Employment and (ii) exercise must occur by the earlier of 30 days after the Employee’s Termination of Employment and the Expiration Date.

(c)           Upon the Employee’s Termination of Employment for Disability, the Option shall be exercisable on the following terms and conditions:  (i) the Option shall continue to vest as if the Employee was still employed with the Company as long as the Employee continues to have a Disability, (ii) exercise may be made only to the extent that the Employee was otherwise entitled to exercise the Option on the date of Termination of Employment and (iii) exercise must occur by the later of 6 months after the Options fully vest and 6 months after the occurrence of an Exercise Event, but in no case later than the Expiration Date.

(d)           If an Employee dies while employed by the Company or while the Employee has a Disability covered under Section 5(c), the Option shall be exercisable on the following terms and conditions:  (i) all Options shall immediately vest, (ii) exercise may be made, after an Exercise Event, until the later of 12 months following such Exercise Event and 12 months after death and (iii) notwithstanding (ii), exercise must occur by the Expiration Date.  Any such exercise shall be made only by the Employee’s executor or administrator, unless the Employee’s will specifically disposes of the Option, in which case such exercise shall be made only by the recipient of such specific disposition.  If an Employee’s personal representative or the recipient of a specific disposition under the Employee’s will shall be entitled to exercise the Option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and this Award Agreement which would have applied to the Employee.

6.             Method of Exercising Option.

(a)           Any unexercised portion of a vested Option shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Company shall prescribe.  Such notice shall include a certification by the Employee that he/she has not engaged in Competitive Activity or conduct that would constitute a basis for a Termination of Employment for Cause (or, in the event the Employee is not then employed by the Company, that he/she has not engaged in any Competitive Activity or Detrimental Activity).  The Company, at its discretion, may hold any request to exercise an Option in abeyance until such certification has been confirmed to the Committee’s satisfaction.  This Option may be exercised only in respect of whole Shares.  Full payment for the Option Shares purchased shall be made at the time of any exercise under this Award Agreement and shall be made: (i) in cash or by certified or official bank check; or (ii) by delivery of Shares (which, if acquired pursuant to exercise of a Share option or under an award made under the Plan or any other compensatory plan of the Company, were acquired at least six months prior to the option exercise date) having a

Fair Market Value (determined as of the exercise date) equal to all or part of the Option Exercise Price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full Option Exercise Price; or (iii) at the discretion of the Company and to the extent permitted by law, by such other method as the Company may from time to time prescribe.

(b)           At the time of exercise, the Employee shall pay to the Company such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes (including FICA) incurred by reason of such exercise or the transfer of Option Shares thereupon by tendering to the Company a check in the amount of such withholding or, if permitted by the Company, by electing to have withheld upon exercise, Option Shares having a Fair Market Value equal to the amount of such statutory minimum tax withholding.

7.             Issuance of Shares.  As promptly as practical after receipt of such written notification of exercise and full payment of the Option Exercise Price, any required tax withholding and receipt of such Consents as the Company deems necessary or desirable, the Company shall issue or transfer to the Employee the number of Option Shares with respect to which such Option has been exercised (less Shares withheld in satisfaction of tax withholding obligations, if any), and shall deliver to the Employee a certificate or certificates therefor, registered in the Employee’s name.  The Company may postpone such delivery until it receives satisfactory proof that the issuance or transfer of such Option Shares will not violate any of the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules.

8.             Rights as Shareholder.  Neither the Employee nor any permitted transferee of the Option shall have any of the rights of a member or shareholder with respect to any Option Shares except to the extent that a certificate or certificates for such Option Shares shall have been issued upon the exercise of the Option as provided herein, and no adjustment shall be made for cash distributions in respect of such Option Shares for which the distribution date (or record date, in the event the Company becomes a corporation) is prior to the date upon which such Employee or permitted transferee shall become the holder of record thereof.

9.             Purchase for Purpose of Investment.

(a)           Securities Law Restrictions.  Regardless of whether the offering and sale of Option Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Option Shares (including the placement of appropriate legends on certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(b)           Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering, the Employee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired under this Award Agreement without the prior written consent of the Company.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be required by the Company; provided, however, that with respect to any particular underwritten public offering, such period shall not exceed 180 days.

In the event of any adjustment of, changes in or additions to the Option Shares, any new, substituted or additional interests or securities which are by reason of such adjustment, change or addition distributed with respect to any Option Shares subject to the Market Stand-Off, or into which such Option Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Option Shares acquired under this Award Agreement until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 9(b).  This Section 9(b) shall not apply to Option Shares that are registered in the public offering under the Securities Act.

(c)           Investment Intent at Grant.  The Employee represents and agrees that at the time of grant the Option Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

(d)           Investment Intent at Exercise.  In the event that the sale of Option Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Employee shall represent and agree at the time of exercise that the Option Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(e)           Legends.  If the Company chooses to deliver certificates to evidence the Option Shares purchased under this Award Agreement in an unregistered transaction all such certificates shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD

OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (A) REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, OR (B) IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO ARCHIPELAGO, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.”

(f)            Removal of Legends.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Option Shares sold under this Award Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Option Shares but without such legend.

(g)           Administration.  Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on the Employee and all other persons.

10.           Right of Recapture.  If at any time within six months after the date on which the Employee exercises the Option: (a) there is a Termination of Employment for Cause (or, if still employed by the Company, engages in any activity that would constitute a basis for a Termination of Employment for Cause); or (b) the Employee engages in any activity determined in the discretion of the Company to be Competitive Activity, then any gain realized by the Employee from the exercise of the Option (“Gain”) shall be paid by the Employee to the Company upon notice from the Company.  Such Gain shall be determined as of the date of the Option exercise without regard to any subsequent change in the Fair Market Value of a Share (as the difference between the aggregate exercise price of the Option Shares and the Fair Market Value of the Option Shares on their respective Option exercise dates).  The Company shall have the right to offset such Gain against any amounts otherwise owed to the Employee by the Company (including, without limitation, against any wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement) to the maximum extent permitted by law.

11.           Right of Offset.  The Company shall have the right to offset against the obligation to deliver Option Shares in respect of any Award Agreement, any outstanding amounts then owed by the Employee to the Company.

12.           Notices.  All notices required or permitted hereunder shall be given in writing by personal delivery, by confirmed facsimile transmission (with a copy dispatched by express delivery or registered or certified mail), or by express delivery via express mail or any reputable express courier service.  Notices shall be addressed:

(a)           if to the Company, at 100 South Wacker Drive, 20th Floor, Chicago, IL 60606, Attention:                ; Fax: at,                    ; Confirm:           ; or

(b)           if to the Employee, at the address set forth on the signature page; or

(c)           as to either party, at such other address as may be designated by notice in the manner set forth herein.

Notices which are delivered personally, by confirmed facsimile transmission, or by courier as aforesaid, shall be effective on the date of delivery.

13.           Amendment.  The Committee may from time to time revise or amend this Award Agreement, in its sole discretion, in any manner that it deems appropriate, including, but not limited to, any amendment effected to preserve or obtain fixed accounting treatment pursuant to APB 25, as revised from time to time.

14.           Binding Effect.

(a)           Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Award Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Employee and all persons claiming under or through the Employee.

(b)           Subject to Section 11 hereof, this Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15.           No Right to Perform Services.  Neither the granting of this Option, nor the exercise thereof, shall be construed as granting Employee any right to perform services for, or remain an employee of, the Company.  The right of the Company to terminate Employee’s services and employment at any time and for any reason, is specifically reserved.

16.           Governing Law.  This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

17.           Severability.  If any provision of this Award Agreement shall hereafter be held to be invalid, unenforceable or illegal in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Award Agreement or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Award Agreement (including, without limitation, addition of necessary further provisions to this Award Agreement) so as to give effect to the intent as so expressed and the benefits so provided.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Award Agreement.

18.           Entire Award Agreement.  This Award Agreement and the Plan comprise the whole agreement between the parties hereto with respect to the subject matter hereof, and may not be modified or terminated orally.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

Archipelago Holdings, L.L.C.

By:

[Employee]

Annex A
Certain Definitions

As used in this Award Agreement, the following terms shall have the following meanings:

(a)           “Cause” shall mean  (i) conviction, or plea of nolo contendere (or a similar plea), in a criminal proceeding, whether in respect of a felony or misdemeanor; (ii) misconduct; (iii) dishonesty; (iv) material violation of the Company’s policies or procedures; (v) willful or repeated failure or refusal to perform the Employee’s duties satisfactorily after receiving notice from the Company; (vi) engaging in Detrimental Activity; or (vii) such other or different circumstances as the Committee may determine to constitute Cause; in each case as determined by the Committee, which determination shall be final, binding and conclusive.

(b)           “Competitive Activity” shall mean engaging in activity with an entity that trades stocks electronically as an electronic communication network, alternative trading system or stock exchange, if such activity is determined by the Committee, which determination shall be final, binding and conclusive, to be in competition with any activity of the Company.

(c)           “Consents” shall mean (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Employee with respect to the disposition of Option Shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee.

(d)           “Detrimental Activity” means  (i) using confidential information received during employment with the Company relating to the business affairs of the Company or any of its clients, in breach of such person’s undertaking to keep such information confidential; or (ii) direct or indirect persuasion or any attempt to persuade by any means, any employee of the Company to terminate their employment with the Company or to breach any of the terms of their employment with the Company; or (iii) any other activity otherwise deemed to be detrimental, inimical, contrary or harmful to the interests of the Company, in each case as determined by the Committee, which determination shall be final, binding and conclusive.

(e)           “Disability” of an Employee shall mean the Employee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 6 months.  An Employee shall not be considered to be permanently and totally disabled unless such

Employee furnishes proof satisfactory to the Company in its sole discretion of the existence thereof in such form and manner, and at such times, as the Committee may require.

(f)            “Termination of Employment” shall mean the Employee’s ceasing to be employed by the Company.  The Committee, in its discretion, may determine (a) whether any leave of absence constitutes a termination of employment for purposes of this Award Agreement and (b) when a change in the Employee’s association or status with the Company constitutes a Termination of Employment for purposes of this Award Agreement.  The Committee shall have the right to determine whether an Employee’s Termination of Employment is a dismissal for Cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal.  Such determinations of the Committee shall be final, binding and conclusive.